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                      QUIXOTE CORPORATION & SUBSIDIARIES
              EXHIBIT 11 - COMPUTATION OF NET EARNINGS PER AVERAGE
                       COMMON AND COMMON EQUIVALENT SHARE
                        For the year ended June 30, 1997


                                                              Fully
                                             Primary         Diluted
                                             -------         -------

Net loss as reported                       $(3,831,000)    $(3,831,000)
                                           ===========     ===========

Average common shares outstanding
 would be adjusted for the additional
 shares that would be issued assuming
 conversion of the debentures and
 exercise of stock options and
 warrants as follows:

Weighted average shares outstanding          7,996,700       7,996,700
Shares assumed issued upon conversion
 of debentures

Incremental shares outstanding
 assuming exercise of stock options
 and warrants using the treasury
 stock method                                   42,193          42,193
                                             ---------       ---------

Average common and common equivalent
 shares outstanding (B)                      8,008,893       8,008,893
                                             =========       =========

Loss per common and common
 equivalent share outstanding (A/B)             $(.48)          $(.48)
                                             =========       =========


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                       QUIXOTE CORPORATION & SUBSIDIARIES
              EXHIBIT 11 - COMPUTATION OF NET EARNINGS PER AVERAGE
                       COMMON AND COMMON EQUIVALENT SHARE
                        For the year ended June 30, 1996


                                                               Fully
                                              Primary         Diluted
                                              -------         -------

Net loss as reported                        ($9,892,000)    ($9,892,000)
Add interest expense and deferred
 charge (net of income taxes) assuming
 conversion of debentures                                       886,000 (a)
                                            -----------     -----------

Adjusted net loss for
 computation (A)                            ($9,892,000)    ($9,006,000)
                                            ===========     ===========

Average common shares outstanding
 would be adjusted for the additional
 shares that would be issued assuming
 conversion of the debentures and
 exercise of stock options as follows:

Weighted average shares outstanding           7,875,585       7,875,585
Shares assumed issued upon conversion
 of debentures                                                  947,638

Incremental shares outstanding
 assuming exercise of stock options
 and warrants using the treasury
 stock method                                   128,034         128,034

Shares issuable under retirement plan               305             305
                                              ---------       ---------

Average common and common equivalent
 shares outstanding (B)                       8,003,924       8,951,562
                                              =========       =========

Loss per common and common
 equivalent share outstanding (A/B)              ($1.24)         ($1.01)
                                              ==========      ==========


NOTE:

(a) The net loss for the fully diluted calculation is adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8% convertible debentures.

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                        QUIXOTE CORPORATION & SUBSIDIARIES
              EXHIBIT 11 - COMPUTATION OF NET EARNINGS PER AVERAGE
                       COMMON AND COMMON EQUIVALENT SHARE
                        For the year ended June 30, 1995


                                                              Fully
                                              Primary        Diluted
                                              -------        -------

Net earnings as reported                    $5,950,000     $5,950,000
Add interest expense and deferred
 charge (net of income taxes) assuming
 conversion of debentures                                     981,000 (a)
                                            ----------     ----------

Adjusted net earnings for
 computation (A)                            $5,950,000     $6,931,000
                                            ==========     ==========

Average common shares outstanding
 would be adjusted for the additional
 shares that would be issued assuming
 conversion of the debentures and
 exercise of stock options and
 warrants as follows:

Weighted average shares outstanding          7,819,537      7,819,537
Shares assumed issued upon conversion
 of debentures                                              1,051,316

Incremental shares outstanding
 assuming exercise of stock options
 and warrants using the treasury
 stock method                                  280,848        280,848
                                             ----------     ---------

Average common and common equivalent
 shares outstanding (B)                      8,100,385      9,151,701
                                             =========      =========

Earnings per common and common
 equivalent share outstanding (A/B)              $ .73          $ .76
                                             =========      ==========


NOTE:

(a) Net earnings for the fully diluted calculation is adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8% convertible debentures.